Exhibit 99.1

Contact:	Adam N. Satterfield
Executive Vice President and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS THIRD QUARTER 2026

EARNINGS PER DILUTED SHARE OF $1.65

THOMASVILLE, N.C. (October 28, 2026) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and nine-month periods ended September 30, 2026.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share amounts)	2026	2025	% Chg.	2026	2025	% Chg.
Total revenue	$1,590,726	$1,406,511	13.1%	$4,479,426	$4,189,093	6.9%
LTL services revenue	$1,576,567	$1,394,338	13.1%	$4,437,396	$4,150,289	6.9%
Other services revenue	$14,159	$12,173	16.3%	$42,030	$38,804	8.3%
Operating income	$452,645	$360,844	25.4%	$1,235,287	$1,056,794	16.9%
Operating ratio	71.5%	74.3%		72.4%	74.8%
Net income	$343,749	$270,947	26.9%	$932,608	$794,233	17.4%
Diluted earnings per share	$1.65	$1.28	28.9%	$4.47	$3.74	19.5%
Diluted weighted average shares outstanding	208,122	210,898	(1.3)%	208,714	212,173	(1.6)%

Marty Freeman, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion produced strong financial results in the third quarter that included a 13.1% increase in revenue and a 28.9% increase in our earnings per diluted share. These results were made possible by the hard work and dedication of our OD Family of employees who continued to diligently execute on the core aspects of our long-term strategic plan. The cornerstone of our strategic plan remains our commitment to providing our customers with superior service at a fair price, and we were pleased that our service metrics were once again best-in-class in the third quarter with 99% on-time service and a claims ratio of 0.1%.

“Our 13.1% increase in revenue was primarily due to a 13.3% increase in our LTL revenue per hundredweight that was partially offset by a 0.1% decrease in our LTL tons per day. The decrease in our LTL tons per day reflects the net impact of a 2.0% decrease in our LTL shipments per day and a 1.9% increase in our LTL weight per shipment. Demand for our service improved during the quarter and our LTL tons per day increased on a year-over-year basis in September. LTL revenue per hundredweight, excluding fuel surcharges, increased 5.1% compared to the third quarter of 2025 as we continued to maintain our disciplined approach to yield management.

“Our operating ratio improved by 280 basis points to 71.5% for the third quarter of 2026. Within our direct operating costs, improvement in our salaries, wages and benefits as a percentage of revenue more than offset an increase in our

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ODFL Reports Third Quarter Financial Results

October 28, 2026

operating supplies and expenses. Our overhead costs improved by 170 basis points compared to the third quarter of 2025 due primarily to the leverage gained from the increase in our revenue as well as our continued efforts to control our discretionary spending. The combination of revenue growth and operating ratio improvement resulted in a 28.9% increase in our earnings per diluted share to $1.65 for the third quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $469.5 million for the third quarter of 2026 and $1.1 billion for the first nine months of this year. The Company had $466.2 million in cash and cash equivalents at September 30, 2026.

Capital expenditures were $67.1 million for the third quarter of 2026 and $206.7 million for the first nine months of this year. The Company expects its aggregate capital expenditures for 2026 to total approximately $380 million, including planned expenditures of $180 million for real estate and service center expansion projects; $155 million for tractors and trailers; and $45 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the third quarter of 2026 through its share repurchase and dividend programs. For the first nine months of this year, the Company utilized $400.6 million of cash for its share repurchase program and paid $180.7 million in cash dividends.

Summary

Mr. Freeman concluded, “Old Dominion produced another quarter of strong, profitable revenue growth. Our unwavering commitment to providing our customers with the highest standard of service has created an unmatched value proposition in our industry and supports our ongoing focus on revenue quality. As this quarter demonstrates, our consistent investments in our network, our people and our technology provide us with the flexibility to respond quickly to changes in the demand environment. This flexibility allows us to support our customers with the capacity that they require while continuing to operate efficiently. As a result, we remain confident in our ability to win profitable market share and increase shareholder value over the long term.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register for the conference call. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through November 4, 2026, at (855) 669-9658, access code 1955363.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) various economic factors such as inflationary pressures or downturns in the domestic economy, and our inability to sufficiently increase our customer rates to offset the increase in our costs; (3) changes in our relationships with significant customers; (4) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (5) reductions in the available supply or increases in the cost of equipment and parts; (6) higher

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ODFL Reports Third Quarter Financial Results

October 28, 2026

costs for or limited availability of suitable real estate; (7) the availability and cost of third-party transportation used to supplement our workforce and equipment needs; (8) fluctuations in the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (9) seasonal trends in the less-than-truckload (“LTL”) industry, harsh weather conditions and disasters; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) decreases in demand for, and the value of, used equipment; (12) our ability to successfully consummate and integrate acquisitions; (13) various risks arising from our international business relationships; (14) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (15) the competitive environment with respect to our industry, including pricing pressures; (16) changes in international trade policies, including with respect to tariffs; (17) our customers’ and suppliers’ businesses may be impacted by various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (18) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (19) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (20) our ability to retain our key employees and continue to effectively execute our succession plan; (21) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (22) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (23) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (24) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (25) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (26) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (27) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (28) the effects of legal, regulatory or market responses to climate change concerns; (29) emissions-control and fuel efficiency regulations that could substantially increase operating expenses; (30) varied stakeholder expectations relating to evolving sustainability considerations and related reporting obligations; (31) the increase in costs associated with healthcare and other mandated benefits; (32) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (33) the impact of changes in tax laws, rates, guidance and interpretations; (34) the concentration of our stock ownership with the Congdon family; (35) the ability or the failure to declare and pay future cash dividends; (36) fluctuations in the amount and frequency of our stock repurchases; (37) volatility in the market value of our common stock; (38) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (39) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based on our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except to the extent required by law.

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ODFL Reports Third Quarter Financial Results

October 28, 2026

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. Through strategic alliances, we also provide LTL services throughout North America. In addition to our core LTL services, we offer a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Third Quarter Financial Results

October 28, 2026

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Third Quarter				Year to Date
(In thousands, except per share amounts)	2026		2025		2026		2025
Revenue	$1,590,726	100.0%	$1,406,511	100.0%	$4,479,426	100.0%	$4,189,093	100.0%

Operating expenses:
Salaries, wages and benefits	704,838	44.3%	663,034	47.1%	2,030,481	45.3%	1,993,212	47.6%
Operating supplies and expenses	189,329	11.9%	144,185	10.3%	513,730	11.5%	436,534	10.4%
General supplies and expenses	48,830	3.1%	45,075	3.2%	142,312	3.2%	126,631	3.0%
Operating taxes and licenses	33,907	2.1%	34,582	2.5%	101,229	2.3%	105,168	2.5%
Insurance and claims	18,883	1.2%	18,803	1.3%	55,508	1.2%	55,077	1.3%
Communications and utilities	8,890	0.6%	9,568	0.7%	26,702	0.6%	29,667	0.7%
Depreciation and amortization	90,422	5.7%	92,219	6.6%	274,437	6.1%	272,014	6.5%
Purchased transportation	35,021	2.1%	28,274	2.0%	96,562	2.1%	84,481	2.0%
Miscellaneous expense, net	7,961	0.5%	9,927	0.6%	3,178	0.1%	29,515	0.8%

Total operating expenses	1,138,081	71.5%	1,045,667	74.3%	3,244,139	72.4%	3,132,299	74.8%

Operating income	452,645	28.5%	360,844	25.7%	1,235,287	27.6%	1,056,794	25.2%

Non-operating (income) expense:
Interest expense	32	0.0%	4	0.0%	407	0.0%	12	0.0%
Interest income	(4,168)	(0.2)%	(559)	(0.0)%	(8,889)	(0.2)%	(2,905)	(0.1)%
Other expense, net	1,757	0.1%	1,098	0.1%	3,599	0.1%	3,526	0.1%

Income before income taxes	455,024	28.6%	360,301	25.6%	1,240,170	27.7%	1,056,161	25.2%

Provision for income taxes	111,275	7.0%	89,354	6.3%	307,562	6.9%	261,928	6.2%

Net income	$343,749	21.6%	$270,947	19.3%	$932,608	20.8%	$794,233	19.0%

Earnings per share:
Basic	$1.66		$1.29		$4.49		$3.76
Diluted	$1.65		$1.28		$4.47		$3.74

Weighted average outstanding shares:
Basic	207,085		209,850		207,669		211,102
Diluted	208,122		210,898		208,714		212,173

Dividends declared per share	$0.29		$0.28		$0.87		$0.84

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ODFL Reports Third Quarter Financial Results

October 28, 2026

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Third Quarter			Year to Date
	2026	2025	% Chg.	2026	2025	% Chg.
Work days	64	64	—%	191	191	—%
Operating ratio	71.5%	74.3%		72.4%	74.8%
LTL intercity miles (1)	154,844	155,365	(0.3)%	451,539	472,206	(4.4)%
LTL tons (1)	2,060	2,063	(0.1)%	6,023	6,274	(4.0)%
LTL tonnage per day	32,194	32,231	(0.1)%	31,532	32,847	(4.0)%
LTL shipments (1)	2,773	2,829	(2.0)%	8,068	8,511	(5.2)%
LTL shipments per day	43,332	44,201	(2.0)%	42,240	44,558	(5.2)%
LTL revenue per hundredweight	$38.40	$33.88	13.3%	$36.97	$33.13	11.6%
LTL revenue per hundredweight, excluding fuel surcharges	$30.25	$28.78	5.1%	$29.71	$28.28	5.1%
LTL revenue per shipment	$570.55	$494.17	15.5%	$551.93	$488.41	13.0%
LTL revenue per shipment, excluding fuel surcharges	$449.47	$419.67	7.1%	$443.55	$416.89	6.4%
LTL weight per shipment (lbs.)	1,486	1,458	1.9%	1,493	1,474	1.3%
Average length of haul (miles)	912	909	0.3%	911	912	(0.1)%
Average active full-time employees	20,202	21,073	(4.1)%	20,182	21,504	(6.1)%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	September 30,	December 31,
(In thousands)	2026	2025
Cash and cash equivalents	$466,224	$120,091
Other current assets	725,548	574,742
Total current assets	1,191,772	694,833
Net property and equipment	4,414,456	4,504,204
Other assets	287,952	271,123
Total assets	$5,894,180	$5,470,160

Current maturities of long-term debt	$19,998	$20,000
Other current liabilities	563,004	463,906
Total current liabilities	583,002	483,906
Long-term debt	—	19,995
Other non-current liabilities	639,212	655,202
Total liabilities	1,222,214	1,159,103
Total shareholders' equity	4,671,966	4,311,057
Total liabilities and shareholders' equity	$5,894,180	$5,470,160

Note: The financial and operating statistics in this press release are unaudited.

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